UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016 (July 7, 2016)

M III ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37796	47-4787177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 716-1491

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 6, 2016, the registration statement (File No. 333-210817) (the “Registration Statement”) for M III Acquisition Corp.’s (the “Company”) initial public offering (“IPO”) was declared effective by the Securities and Exchange Commission. In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated July 7, 2016, between the Company and Cantor Fitzgerald & Co. as representative of the several underwriters;

●	An Investment Management Trust Agreement, dated July 7, 2016, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated July 7, 2016, between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated July 7, 2016, between the Company and certain security holders of the Company;

●	A Letter Agreement by and between the Company, certain security holders, officers and directors of the Company;

●	A Second Amended and Restated Unit Subscription Agreement dated July 7, 2016 among the Company, M III Sponsor I LLC and M III Sponsor I LP; and
●	An Amended and Restated Unit Subscription Agreement dated July 7, 2016 among the Company and Cantor Fitzgerald & Co.

On July 12, 2016, the Company consummated its IPO of 15,000,000 units (“Public Units”). Each Public Unit consists of one share of common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Public Warrant”), to purchase one-half of one share of Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share).  The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $150,000,000. The Company has granted Cantor Fitzgerald & Co., the representative of the several underwriters in the IPO (“CF & Co.”), a 45-day option to purchase up to 2,250,000 additional Public Units to cover over-allotments, if any.

Item 3.02.  Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of 460,000 units (“Placement Units”) at a price of $10.00 per Placement Unit, generating total proceeds of $4,600,000. The Placement Units, which were purchased by M III Sponsor I LLC and M III Sponsor I LP (collectively, the “Sponsor”) and CF & Co., are substantially similar to the Public Units, except that, if held by the original holder or their permitted transferees, the warrants underlying the Placement Units (the “Placement Warrants”) (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) are, subject to certain limited exceptions, subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination.  If the Placement Warrants are held by holders other than the Sponsor, CF & Co. or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants. In addition, for as long as any Placement Warrants are held by CF & Co. or its permitted transferees, they may not be exercised after five years from the effective date of the Registration Statement.

Item 8.01.  Other Events.

A total of $150,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay taxes, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 24 months from the closing of the IPO.

Copies of the press releases issued by the Company announcing the pricing of the IPO and the consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and Cantor Fitzgerald & Co.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.2	Registration Rights Agreement among the Company and certain security holders

10.3	Letter Agreement by and between the Company, certain security holders and the officers and directors of the Company

10.4	Second Amended and Restated Unit Subscription Agreement dated July 7, 2016 among the Company, M III Sponsor I LLC and M III Sponsor I LP.

10.5	Amended and Restated Unit Subscription Agreement dated July 7, 2016 among the Company and Cantor Fitzgerald & Co.

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2016

M III ACQUISITION CORP.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer